UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 1, 2026 (May 29, 2026)

Optimum Communications, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware
(State of Incorporation)

001-38126	38-3980194
(Commission File Number)	(IRS Employer Identification Number)

1 Court Square West
Long Island City, New York	11101
(Address of principal executive offices)	(Zip Code)

(516) 803-2300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	OPTU	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Optimum Communications, Inc. (“Optimum” and, together with its subsidiaries, the “Company”) today announced a series of transactions designed to protect and maximize stakeholder value (collectively, the “Transactions”) and position the Company for anticipated discussions with an investor group holding funded debt obligations of its wholly owned indirect subsidiary, CSC Holdings, LLC (“CSC Holdings”).

The Transactions include: (1) an internal reorganization, approved by a special committee of independent managers of CSC Holdings, designed to insulate the Company’s unrestricted assets from the potential adverse impact of CSC Holdings being unable to reach agreement with the holders of its funded debt regarding a comprehensive financial restructuring; (2) an institutional private placement of preferred units in a newly formed unrestricted subsidiary, CSC Investments II LLC (“Unsub Topco”); (3) a private exchange with Next Alt S.à r.l. (“Next Alt”) and its affiliate, Next Partner, L.P. (“Next Partner” and, together with Next Alt, the “Next Entities”) and members of the board of directors and executive management of Optimum with respect to a portion of their Optimum common stock for Unsub Topco preferred units at $2.50 per share; and (4) a cash tender offer for Optimum’s unaffiliated stockholders at $2.50 per share, which may be followed by a registered exchange offer that would offer holders of Optimum Class A common stock the opportunity to exchange a similar portion of such shares into preferred units in Unsub Topco.

Private Placement Transaction

On May 29, 2026, Unsub Topco, an indirect wholly owned subsidiary of Optimum, sold to certain institutional accredited investors newly issued Series A Preferred Units of Unsub Topco (the “Preferred Units”) having an initial stated value of $300 million for an aggregate purchase price of $300 million (the “Private Placement Transaction”).

Unsub Topco is an unrestricted subsidiary of CSC Holdings and a holding company for certain of CSC Holdings’ designated unrestricted subsidiaries, including Cablevision Litchfield, LLC, CSC Optimum Holdings, LLC, certain other subsidiaries of CSC Holdings designated as “unrestricted subsidiaries” for the purposes of the debt agreements of CSC Holdings and CSC Holdings’ interest in Cablevision Lightpath LLC.

Proceeds from the Private Placement Transaction are intended for general corporate purposes, including to finance the Tender Offer (as defined below) and pay transaction expenses.

The Preferred Units are perpetual preferred interests in Unsub Topco. Dividends are payable in cash or by compounding, at Unsub Topco’s option. Cumulative dividends accrue on the stated value of the Preferred Units and are payable quarterly at a rate of 13.0% per annum if paid in cash or 15.0% if compounded. The dividend rate may increase by 2.0% per annum upon the occurrence and during the continuance of certain triggering events.

The Preferred Units are redeemable by Unsub Topco at any time at a redemption price (the “Redemption Price”) equal to the greater of (i) 100% of the then-current stated value and (ii) the amount necessary to result in the Applicable Minimum MOIC (as defined below).

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The Preferred Units are subject to mandatory redemption upon the occurrence of (i) a sale of all or substantially all of Unsub Topco and its subsidiaries, (ii) any insolvency, liquidation, dissolution or winding up of Unsub Topco or its material subsidiaries (but not a change of control or insolvency, liquidation, dissolution or winding up of Optimum or its subsidiaries (other than Unsub Topco and its subsidiaries)) or (iii) a failure by Unsub Topco to comply with the requirements of a sale demand made by holders of a majority of any Preferred Units that remain outstanding following the eighth anniversary of the issue date.

The terms of the Preferred Units permit Unsub Topco and its subsidiaries to incur indebtedness, subject to compliance with a consolidated total net debt ratio (excluding the Preferred Units or any senior equity) of 4.50x on a pro forma basis, and to incur senior or pari preferred equity subject to a consolidated total net debt and preferred equity ratio of 4.75x on a pro forma basis (which ratios decrease to 4.00x upon the occurrence of certain events) and certain other exceptions. In addition, upon the occurrence of certain triggering events, restrictions on specified payments or affiliate transactions will also apply.

“Applicable Minimum MOIC” means, as of any date of determination, with respect to any Preferred Unit, without duplication, the following:

(i) subject to clauses (ii) and (iii) below, prior to the nine-month anniversary of issuance (the “Step-Up Date”), an amount necessary to result in a MOIC (as defined below) equal to the product of 1.25 multiplied by the initial stated value of such Preferred Unit;

(ii) from and after the earliest of (A) the Step-Up Date, (B) completion of a Public Exchange Offer (as defined below), (C) the occurrence of specified enforcement actions by creditors of CSC Holdings and (D) certain non-cash offer transactions, an amount necessary to result in a MOIC equal to the product of 1.50 multiplied by the initial stated value of such Preferred Unit; or

(iii) from and after the date of the earliest to occur of (x) the filing of a Non-Consensual CSC Restructuring (as defined below), (y) an acceleration of indebtedness under any CSC Debt Document (as defined in the agreement) or (z) the enforcement of creditor remedies under any CSC Debt Document by the relevant creditors thereunder after the occurrence of an “event of default” thereunder, in each case, an amount necessary to result in a MOIC equal to the product of 2.50 multiplied by the initial stated value of such Preferred Unit.

“MOIC” means, with respect to a Preferred Unit, a multiple on invested capital equal to the quotient determined by dividing (a) the sum of (x) the aggregate amount of all dividends paid in cash with respect to such Preferred Unit on or prior to the applicable date of determination, plus (y) 100.0% of the then current stated value of such Preferred Unit, by (b) the initial stated value.

“Non-Consensual CSC Restructuring” means (i) the commencement of a voluntary case under the Title 11 of the United States Code (the “Code”) by CSC Holdings or any of its material subsidiaries other than Unsub Topco and its subsidiaries or (ii) the entry of an order for relief against CSC Holdings in an involuntary case under the Code, which order remains unstayed and in effect for 60 consecutive days (in each case, other than in connection with a voluntary “pre-arranged,” “pre-negotiated,” or “pre-packaged” case (as such terms are customarily used in the restructuring industry) under chapter 11 of the Code).

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Private Exchange Transaction

Also on May 29, 2026, Unsub Topco entered into an exchange transaction (the “Private Exchange Transaction”) with the Next Entities, certain members of Optimum’s board of directors and executive management, including each of the “named executive officers” identified in Optimum’s proxy statement for its 2026 annual meeting. In the Private Exchange Transaction, Unsub Topco issued additional Preferred Units having an initial stated value of $200 million to Next Partner in exchange for 5,846,652 shares of Optimum Class A common stock, par value $0.01 per share (“Class A shares”) owned by Next Alt, and 74,153,348 shares of Optimum Class B common stock, par value $0.01 per share (“Class B shares”) owned by Next Alt, implying a price of $2.50 per common share, and Preferred Units having an aggregate initial stated value of $12.4 million to such members of Optimum’s board of directors and executive management in exchange for 4.9 million Class A shares. Such exchanged common shares are held by Unsub Topco and were not canceled.

Next Alt is a personal holding company of Patrick Drahi, who is its controlling shareholder and a member of Optimum’s board of directors. As of May 27, 2026, Next Alt beneficially owned approximately 39.6% of Optimum’s outstanding Class A shares and approximately 99.9% of Optimum’s outstanding Class B shares, representing in the aggregate approximately 94.0% of the voting power of Optimum. After giving effect to the Private Exchange Transaction, Next Alt beneficially owned approximately 27.8% of Optimum’s outstanding Class A shares and approximately 99.9% of Optimum’s outstanding Class B shares, representing in the aggregate approximately 90.5% of the voting power of Optimum.

The Transactions were approved by a committee of independent managers of the board of managers of Unsub Topco.

A press release announcing the Transactions is included as Exhibit 99.1 hereto.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth under Item 1.01 of this Current Report on Form 8-K with respect to the Private Placement Transaction and the Private Exchange Transaction is incorporated herein by reference.

Unsub Topco offered and sold the Preferred Units in reliance on an exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, in transactions not involving a public offering.

Item 7.01 Regulation FD Disclosure

The Company anticipates engaging in discussions with holders of CSC Holdings’ debt with respect to potential deleveraging transactions. The Company is furnishing herewith certain information it anticipates providing in connection with such discussions as Exhibit 99.2.

This information contains the Company’s preliminary estimates of certain financial and operational results for the year ending December 31, 2026 and future periods based on currently available information. Such estimates are subject to substantial uncertainty.

The information being furnished in this Item 7.01, including Exhibit 99.2 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 as amended (the “Exchange Act”) or otherwise subject to the liabilities of that Section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

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Item 8.01 Other Events

Tender Offer

On June 1, 2026, Optimum issued a press release announcing the commencement of a tender offer by Unsub Topco (the “Tender Offer”) to purchase up to 120,000,000 of Optimum’s Class A shares at a price per share of $2.50 (representing an aggregate purchase price of $300 million), to the seller in cash, less any applicable withholding taxes and without interest. The Tender Offer is being made upon the terms and subject to the conditions set forth in the Offer to Purchase, dated June 1, 2026 (the “Offer to Purchase”), the related letter of transmittal and other related materials filed today as part of the Schedule TO with the Securities and Exchange Commission (the “SEC”). Unsub Topco will fund the purchase of shares in the Tender Offer with proceeds from the Private Placement Transaction.

A copy of the press release announcing the Tender Offer is attached hereto as Exhibit 99.3 and is incorporated herein by reference.

Neither this report nor the exhibit hereto is a recommendation to buy or sell any of Optimum’s securities and shall not constitute an offer to purchase or the solicitation of an offer to sell any securities of Optimum. The Tender Offer is being made exclusively pursuant to the Offer to Purchase, the related letter of transmittal and other related materials filed as part of the Schedule TO. The offer materials are being sent to holders of the Class A shares. Holders may also obtain free copies of the offer materials online at the website of the SEC at www.sec.gov as exhibits to the Tender Offer Statement on Schedule TO filed by the Company today with the SEC or from the Company’s information agent in connection with the Offer.

Potential Public Exchange

The Company also announced that, subject to market and other conditions, Unsub Topco may conduct a registered public exchange offer (the “Public Exchange Offer”), pursuant to which it would offer holders of Optimum’s Class A shares the opportunity to exchange their shares for initial stated value of newly issued preferred equity interests in Unsub Topco on substantially similar economic terms as those available in the Private Exchange Transaction and the Private Placement Transaction, up to an amount equal to $300 million less the aggregate purchase price for shares purchased in the Tender Offer. In the event that Unsub Topco purchases substantially all of the shares that it has offered to purchase in the Tender Offer, it does not intend to commence the Public Exchange Offer.

Further details regarding the potential Public Exchange Offer, including its anticipated timing, are expected to be announced in due course as the Company continues to prepare required financial and other information to include in the related offer documents. Although it is the Company’s present intention to commence the Public Exchange Offer subject to the qualifications described above, there can be no assurance that the Public Exchange Offer will ultimately be commenced or consummated, even if the Tender Offer is not fully subscribed.

This report is not a recommendation to buy or sell any of Optimum’s securities and shall not constitute an offer to purchase or the solicitation of an offer to sell any securities of Optimum. The Public Exchange Offer, if any, will be made only by means of an effective registration statement.

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Amendment to UnSub Credit Agreement

On May 29, 2026, Cablevision Litchfield, LLC (“Cablevision Litchfield”) and CSC Optimum Holdings, LLC (“CSC Optimum”), each an indirect wholly-owned subsidiary of Optimum, entered into an amendment (the “Amendment”) to the Amended and Restated Credit Agreement dated as of January 12, 2026 (the “A&R UnSub Credit Agreement”), by and among Cablevision Litchfield and CSC Optimum, each as a borrower, the guarantors party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent. A copy of the Amendment is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Other Information

Optimum is a holding company that conducts its business largely through subsidiaries that are owned directly or indirectly by its wholly owned subsidiary, CSC Holdings, which is the obligor with respect to approximately $21.8 billion of secured debt, guaranteed notes and senior notes (as of March 31, 2026). Optimum is not a guarantor or otherwise obligated with respect to the debt of CSC Holdings.

The Company currently anticipates entering into discussions with the holders of the CSC Holdings debt in order to explore potential restructuring alternatives. In the event of a CSC Holdings debt restructuring where such debt is forgiven or reduced in exchange for the assets of, or equity in, CSC Holdings or its subsidiaries, a separation (sometimes referred to as a “deconsolidation”) of CSC Holdings and its subsidiaries from Optimum would occur for U.S. Federal income tax purposes. The Company currently estimates that the resulting tax liability, for which Optimum, CSC Holdings and certain subsidiaries would be jointly and severally liable, would exceed $4 billion. The likelihood that this potential tax liability will be crystallized in a restructuring transaction may be materially reduced if the creditors of CSC Holdings and Optimum can agree to restructure the debt of CSC Holdings on a consensual basis that does not result in a deconsolidation event.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
10.1	First Amendment, dated May 29, 2026, to Amended and Restated Credit Agreement, dated as of January 12, 2026, by and among Cablevision Litchfield, LLC and CSC Optimum Holdings, LLC, each as a borrower, the guarantors party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent.
99.1	Press Release of Optimum, dated June 1, 2026, regarding the transactions
99.2	Presentation of Optimum
99.3	Press Release of Optimum, dated June 1, 2026, relating to Tender Offer
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPTIMUM COMMUNICATIONS, INC.

Dated: June 1, 2026	By:	/s/ Michael E. Olsen
Michael E. Olsen
General Counsel & Chief Corporate Responsibility Officer

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